Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Solid Balance Sheet Growth, Record Results in Insurance and Wealth Management

JACKSON, Miss. – January 25, 2022 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $26.2 million in the fourth quarter of 2021, representing diluted earnings per share of $0.42.  For the full year, Trustmark’s net income totaled $147.4 million, representing diluted earnings per share of $2.34.  Trustmark’s net income in 2021 produced a return on average tangible equity of 10.81% and a return on average assets of 0.86%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2022, to shareholders of record on March 1, 2022.

2021 Highlights

•	Loans held for investment (HFI) increased $423.3 million, or 4.3%
•	Nonperforming assets declined 10.1% to represent 0.64% of loans HFI and held for sale (HFS)
•	Recoveries exceeded charge-offs by $3.7 million
•	Total deposits increased $1.0 billion, or 7.4%
•	Repurchased $61.8 million, or approximately 1.9 million shares of common stock
•	Insurance and Wealth Management businesses had a record year with revenue up 7.4% and 11.3%, respectively
•	Mortgage Banking revenue totaled $63.8 million with loan production exceeding $2.8 billion
•	Noninterest income totaled $221.9 million and represented 34.7% of total revenue
•	Completed voluntary early retirement program that reduced workforce by 3.6%
•	Expanded market optimization efforts with a net reduction of 10 offices during the year
•	Continued technology investments to enhance efficiency and productivity

Duane A. Dewey, President and CEO, commented, “Our banking and mortgage banking businesses performed well while our insurance and wealth management businesses achieved record results.  We experienced significant loan and deposit growth, and credit quality remained strong.  While we continue to navigate the challenging low interest rate environment, we remain committed to positioning the company for continued long-term success.  Our balance sheet is well positioned for rising interest rates. We will continue investments in technology to improve efficiency and broaden our reach through digital marketing and product delivery.  Trustmark is well-positioned to serve and expand its customer base and create long-term value for its shareholders.”

Balance Sheet Management

•	Loans HFI increased $72.9 million, or 0.7%, during the quarter
•	Investment securities increased $128.9 million, or 3.7%, as excess liquidity was deployed linked-quarter
•	Total deposits increased $164.3 million, or 1.1%, linked-quarter
•	Maintained strong capital position with CET1 ratio of 11.29% and total risk-based capital ratio of 13.55%

Loans HFI totaled $10.2 billion at December 31, 2021, reflecting an increase of $72.9 million, or 0.7%, linked-quarter and $423.3 million, or 4.3%, year-over-year.  The linked-quarter growth primarily reflects increases in commercial and industrial loans, 1-4 family mortgage loans, other loans, and loans secured by nonfarm, nonresidential properties which were offset in part by a decline in other real estate secured loans.  Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.1 billion at December 31, 2021, up $164.3 million, or 1.1%, from the prior quarter and $1.0 billion, or 7.4%, year-over-year.  Trustmark continues to maintain a strong liquidity position as loans HFI represented 67.9% of total deposits at year end 2021.  Noninterest bearing deposits represented 31.6% of total deposits at December 31, 2021.  Interest-bearing deposit costs totaled 0.13% for the fourth quarter, a decrease of 1 basis point linked-quarter.  The total cost of interest-bearing liabilities was 0.19% for the fourth quarter of 2021, a decrease of 2 basis points from the prior quarter.

During the fourth quarter, Trustmark repurchased $27.1 million, or approximately 816 thousand of its common shares.  During the twelve months ended December 31, 2021, Trustmark repurchased $61.8 million, or approximately 1.9 million of its common shares.  As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2022, under which $100 million of Trustmark’s outstanding shares may be acquired through December 31, 2022.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At December 31, 2021, Trustmark’s tangible equity to tangible assets ratio was 7.86%, while the total risk-based capital ratio was 13.55%.

Credit Quality

•	Allowance for credit losses (ACL) represented 0.97% of loans HFI and 500.85% of nonperforming loans, excluding individually evaluated loans at year-end
•	Net charge-offs totaled $101 thousand in the fourth quarter
•	Loans remaining under a COVID-19 related concession represented approximately 1 basis point of loans HFI at December 31, 2021

Nonaccrual loans totaled $62.7 million at December 31, 2021, a decrease of $3.5 million from the prior quarter and $430 thousand year-over-year.  Other real estate totaled $4.6 million, reflecting a $1.7 million decrease from the prior quarter and a $7.1 million decline from the prior year.  Collectively, nonperforming assets totaled $67.3 million, reflecting a linked-quarter decrease of 7.2% and year-over-year reduction of 10.1%.

The provision for credit losses for loans HFI was a negative $4.5 million in the fourth quarter.  Negative provisioning was primarily due to improvements in credit quality and economic forecasts.  The provision for credit losses for off-balance sheet credit exposures was $2.9 million in the fourth quarter, primarily driven by increases in unfunded amounts.  Collectively, the provision for credit losses totaled a negative $1.6 million in the fourth quarter compared to a negative $3.5 million in the prior quarter and a negative $5.5 million in the fourth quarter of 2020.

Allocation of Trustmark’s $99.5 million ACL on loans HFI represented 1.00% of commercial loans and 0.87% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 0.97% at December 31, 2021.  Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•	Excluding Paycheck Protection Program (PPP) interest and fees, net interest income (FTE) increased $1.2 million, or 1.2%, linked-quarter
•	The net interest margin (FTE) totaled 2.53% in fourth quarter; excluding interest and fees on PPP loans and Federal Reserve Bank balance, net interest margin (FTE) was 2.82%
•	Noninterest income totaled $50.8 million and represented 34.1% of total revenue in fourth quarter

Revenue in the fourth quarter totaled $149.1 million, a decrease of 2.2% from the prior quarter and 16.0% from the same quarter in the prior year.  The linked-quarter decline primarily reflects lower mortgage banking revenue while the year-over-year decline is attributed to lower net interest income and reduced mortgage banking revenue.  In 2021, revenue totaled $640.3 million, a decrease of 8.7% from the prior year.

Net interest income (FTE) in the fourth quarter totaled $101.2 million, resulting in a net interest margin of 2.53%.  The net interest margin, excluding PPP loans and Federal Reserve Bank balance, was 2.82%, down 8 basis points from the prior quarter, significantly influenced by the growth of the investment securities portfolio.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Noninterest income in the fourth quarter totaled $50.8 million, a decrease of $3.4 million from the prior quarter and $15.4 million from the prior year.  The linked-quarter change reflects an increase in service charges on deposit accounts which was more than offset by a decline in mortgage banking revenue, a seasonal decline in insurance revenue, and a reduction in other income.   The decrease in noninterest income year-over-year is principally due to lower mortgage banking revenue.

Mortgage loan production in the fourth quarter totaled $590.7 million, a decline of 16.7% linked-quarter and 25.1% year-over-year.  Mortgage banking revenue totaled $11.6 million in the fourth quarter, a decrease of $2.4 million from the prior quarter and $16.5 million year-over-year.  The linked-quarter decline is attributable to reduced spreads which resulted in lower net gains on sales of mortgage loans in the secondary market offset in part by increased net hedge ineffectiveness.  In 2021, mortgage loan production totaled $2.8 billion, down 6.1% from the record level set the prior year.  Mortgage banking revenue totaled $63.8 million in 2021, compared to $125.8 million in the prior year.

Insurance revenue in the fourth quarter totaled $11.7 million, a seasonal decline of $417 thousand from the prior quarter and an increase of $1.5 million from the prior year.  Insurance revenue in 2021 totaled $48.5 million, up $3.3 million, or 7.4%, from the prior year.  The solid performance during the year reflects an expanded producer workforce as well as the realization of operational efficiencies from investments in technology and improved processes.

Wealth management revenue totaled $8.8 million in the fourth quarter, down 3.5% from the prior quarter and up 11.7% from the prior year.  In 2021, wealth management revenue totaled $35.2 million, an increase of 11.3% from the prior year.  During 2021, Trustmark continued to enhance its competitive positioning and efficiency of its wealth management businesses as well as expand its Private Banking capabilities in key markets.

Noninterest Expense

•

Adjusted noninterest expense, which excludes ORE expense, amortization of intangibles, charitable contributions resulting in state tax credits, costs associated with the voluntary early retirement program and regulatory charges increased $1.6 million, or 1.3%, from the prior quarter.  Please refer to the Consolidated Financial Information, Footnote 10 – Non-GAAP Financial Measures.

Adjusted noninterest expense in the fourth quarter was $118.2 million, up $1.6 million, or 1.3%, from the prior quarter. Salaries and employee benefits expense in the fourth quarter totaled $68.3 million.  Excluding the $5.6 million charge associated with the voluntary early retirement program in the third quarter, salary and employee benefits expense declined $754 thousand, or 1.1%, linked-quarter.

Total services and fees increased $598 thousand during the fourth quarter due to continued investments in technology and higher professional fees. Other real estate expense, net declined $1.0 million during the fourth quarter to $336 thousand.  Other expense totaled $14.6 million in the fourth quarter.  Excluding the $5.0 million regulatory settlement charge in the prior quarter, other expense increased $1.1 million linked-quarter principally due to increased operational losses.

During 2021, Trustmark consolidated 15 offices, expanded deployment of myTeller interactive teller machine technology, and opened five offices designed to efficiently serve and expand customer relationships.

“Looking forward, Trustmark will continue to focus upon efficiency, growth and innovation opportunities.  We continue to pursue opportunities to redesign workflows and restructure the organization to further leverage investments in technology that will broaden our reach, enhance the customer experience, and improve efficiency.  We remain focused on providing the financial services and advice our customers have come to expect while building long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 26, 2022, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 9, 2022, in archived format at the same web address or by calling (877) 344-7529, passcode 4362420.

Trustmark is a financial services company providing banking and financial solutions through 180 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.  Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2021	9/30/2021	12/31/2020	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$3,156,740	$2,686,765	$1,902,162	$469,975	17.5%	$1,254,578	66.0%
Securities AFS-nontaxable	5,143	5,159	5,206	(16)	-0.3%	(63)	-1.2%
Securities HTM-taxable	364,038	401,685	550,563	(37,647)	-9.4%	(186,525)	-33.9%
Securities HTM-nontaxable	7,618	8,641	24,752	(1,023)	-11.8%	(17,134)	-69.2%
Total securities	3,533,539	3,102,250	2,482,683	431,289	13.9%	1,050,856	42.3%
Paycheck protection program loans (PPP)	42,749	122,176	875,098	(79,427)	-65.0%	(832,349)	-95.1%
Loans (includes loans held for sale)	10,487,679	10,389,826	10,231,671	97,853	0.9%	256,008	2.5%
Fed funds sold and reverse repurchases	58	69	303	(11)	-15.9%	(245)	-80.9%
Other earning assets	1,839,498	2,038,515	860,540	(199,017)	-9.8%	978,958	n/m
Total earning assets	15,903,523	15,652,836	14,450,295	250,687	1.6%	1,453,228	10.1%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(104,148)	(104,857)	(124,088)	709	0.7%	19,940	16.1%
Other assets	1,570,501	1,602,611	1,620,694	(32,110)	-2.0%	(50,193)	-3.1%
Total assets	$17,369,876	$17,150,590	$15,946,901	$219,286	1.3%	$1,422,975	8.9%

Interest-bearing demand deposits	$4,353,599	$4,224,717	$3,649,590	$128,882	3.1%	$704,009	19.3%
Savings deposits	4,585,624	4,617,683	4,350,783	(32,059)	-0.7%	234,841	5.4%
Time deposits	1,220,083	1,258,829	1,436,677	(38,746)	-3.1%	(216,594)	-15.1%
Total interest-bearing deposits	10,159,306	10,101,229	9,437,050	58,077	0.6%	722,256	7.7%
Fed funds purchased and repurchases	201,856	147,635	170,474	54,221	36.7%	31,382	18.4%
Other borrowings	94,328	109,735	173,525	(15,407)	-14.0%	(79,197)	-45.6%
Subordinated notes	123,007	122,951	42,828	56	0.0%	80,179	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,640,353	10,543,406	9,885,733	96,947	0.9%	754,620	7.6%
Noninterest-bearing deposits	4,679,951	4,566,924	4,100,849	113,027	2.5%	579,102	14.1%
Other liabilities	291,449	257,956	235,284	33,493	13.0%	56,165	23.9%
Total liabilities	15,611,753	15,368,286	14,221,866	243,467	1.6%	1,389,887	9.8%
Shareholders' equity	1,758,123	1,782,304	1,725,035	(24,181)	-1.4%	33,088	1.9%
Total liabilities and equity	$17,369,876	$17,150,590	$15,946,901	$219,286	1.3%	$1,422,975	8.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2021	9/30/2021	12/31/2020	$ Change	% Change	$ Change	% Change
Cash and due from banks	$2,266,829	$2,175,058	$1,952,504	$91,771	4.2%	$314,325	16.1%
Fed funds sold and reverse repurchases	—	—	50	—	n/m	(50)	-100.0%
Securities available for sale	3,238,877	3,057,605	1,991,815	181,272	5.9%	1,247,062	62.6%
Securities held to maturity	342,537	394,905	538,072	(52,368)	-13.3%	(195,535)	-36.3%
PPP loans	33,336	46,486	610,134	(13,150)	-28.3%	(576,798)	-94.5%
Loans held for sale (LHFS)	275,706	335,339	446,951	(59,633)	-17.8%	(171,245)	-38.3%
Loans held for investment (LHFI)	10,247,829	10,174,899	9,824,524	72,930	0.7%	423,305	4.3%
ACL LHFI	(99,457)	(104,073)	(117,306)	4,616	4.4%	17,849	15.2%
Net LHFI	10,148,372	10,070,826	9,707,218	77,546	0.8%	441,154	4.5%
Premises and equipment, net	205,644	201,937	194,278	3,707	1.8%	11,366	5.9%
Mortgage servicing rights	87,687	84,101	66,464	3,586	4.3%	21,223	31.9%
Goodwill	384,237	384,237	385,270	—	0.0%	(1,033)	-0.3%
Identifiable intangible assets	5,074	5,621	7,390	(547)	-9.7%	(2,316)	-31.3%
Other real estate	4,557	6,213	11,651	(1,656)	-26.7%	(7,094)	-60.9%
Operating lease right-of-use assets	34,603	34,689	30,901	(86)	-0.2%	3,702	12.0%
Other assets	568,177	567,627	609,142	550	0.1%	(40,965)	-6.7%
Total assets	$17,595,636	$17,364,644	$16,551,840	$230,992	1.3%	$1,043,796	6.3%

Deposits:
Noninterest-bearing	$4,771,065	$4,987,885	$4,349,010	$(216,820)	-4.3%	$422,055	9.7%
Interest-bearing	10,316,095	9,934,954	9,699,754	381,141	3.8%	616,341	6.4%
Total deposits	15,087,160	14,922,839	14,048,764	164,321	1.1%	1,038,396	7.4%
Fed funds purchased and repurchases	238,577	146,417	164,519	92,160	62.9%	74,058	45.0%
Other borrowings	91,025	94,889	168,252	(3,864)	-4.1%	(77,227)	-45.9%
Subordinated notes	123,042	122,987	122,921	55	0.0%	121	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	35,623	32,684	38,572	2,939	9.0%	(2,949)	-7.6%
Operating lease liabilities	36,468	36,531	32,290	(63)	-0.2%	4,178	12.9%
Other liabilities	180,574	177,494	173,549	3,080	1.7%	7,025	4.0%
Total liabilities	15,854,325	15,595,697	14,810,723	258,628	1.7%	1,043,602	7.0%
Common stock	12,845	13,014	13,215	(169)	-1.3%	(370)	-2.8%
Capital surplus	175,913	201,837	233,120	(25,924)	-12.8%	(57,207)	-24.5%
Retained earnings	1,585,113	1,573,176	1,495,833	11,937	0.8%	89,280	6.0%
Accumulated other comprehensive income (loss), net of tax	(32,560)	(19,080)	(1,051)	(13,480)	-70.6%	(31,509)	n/m
Total shareholders' equity	1,741,311	1,768,947	1,741,117	(27,636)	-1.6%	194	0.0%
Total liabilities and equity	$17,595,636	$17,364,644	$16,551,840	$230,992	1.3%	$1,043,796	6.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2021	9/30/2021	12/31/2020	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$94,137	$94,101	$96,453	$36	0.0%	$(2,316)	-2.4%
Interest and fees on PPP loans	397	1,533	14,870	(1,136)	-74.1%	(14,473)	-97.3%
Interest on securities-taxable	10,796	9,973	9,998	823	8.3%	798	8.0%
Interest on securities-tax exempt-FTE	123	132	293	(9)	-6.8%	(170)	-58.0%
Interest on fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Other interest income	826	949	249	(123)	-13.0%	577	n/m
Total interest income-FTE	106,279	106,688	121,863	(409)	-0.4%	(15,584)	-12.8%
Interest on deposits	3,401	3,691	6,363	(290)	-7.9%	(2,962)	-46.6%
Interest on fed funds purchased and repurchases	66	51	56	15	29.4%	10	17.9%
Other interest expense	1,580	1,733	1,127	(153)	-8.8%	453	40.2%
Total interest expense	5,047	5,475	7,546	(428)	-7.8%	(2,499)	-33.1%
Net interest income-FTE	101,232	101,213	114,317	19	0.0%	(13,085)	-11.4%
Provision for credit losses, LHFI	(4,515)	(2,492)	(4,413)	(2,023)	81.2%	(102)	-2.3%
Provision for credit losses, off-balance sheet credit exposures (1)	2,939	(1,049)	(1,087)	3,988	n/m	4,026	n/m
Net interest income after provision-FTE	102,808	104,754	119,817	(1,946)	-1.9%	(17,009)	-14.2%
Service charges on deposit accounts	9,366	8,911	8,283	455	5.1%	1,083	13.1%
Bank card and other fees	8,340	8,549	9,107	(209)	-2.4%	(767)	-8.4%
Mortgage banking, net	11,609	14,004	28,155	(2,395)	-17.1%	(16,546)	-58.8%
Insurance commissions	11,716	12,133	10,196	(417)	-3.4%	1,520	14.9%
Wealth management	8,757	9,071	7,838	(314)	-3.5%	919	11.7%
Other, net	979	1,481	2,538	(502)	-33.9%	(1,559)	-61.4%
Total noninterest income	50,767	54,149	66,117	(3,382)	-6.2%	(15,350)	-23.2%
Salaries and employee benefits	68,258	74,623	69,660	(6,365)	-8.5%	(1,402)	-2.0%
Services and fees	22,904	22,306	22,327	598	2.7%	577	2.6%
Net occupancy-premises	6,816	6,854	6,616	(38)	-0.6%	200	3.0%
Equipment expense	6,585	5,941	6,213	644	10.8%	372	6.0%
Other real estate expense, net	336	1,357	(812)	(1,021)	-75.2%	1,148	n/m
Other expense	14,570	18,519	15,890	(3,949)	-21.3%	(1,320)	-8.3%
Total noninterest expense	119,469	129,600	119,894	(10,131)	-7.8%	(425)	-0.4%
Income before income taxes and tax eq adj	34,106	29,303	66,040	4,803	16.4%	(31,934)	-48.4%
Tax equivalent adjustment	2,906	2,947	2,939	(41)	-1.4%	(33)	-1.1%
Income before income taxes	31,200	26,356	63,101	4,844	18.4%	(31,901)	-50.6%
Income taxes	4,978	5,156	11,884	(178)	-3.5%	(6,906)	-58.1%
Net income	$26,222	$21,200	$51,217	$5,022	23.7%	$(24,995)	-48.8%

Per share data
Earnings per share - basic	$0.42	$0.34	$0.81	$0.08	23.5%	$(0.39)	-48.1%

Earnings per share - diluted	$0.42	$0.34	$0.81	$0.08	23.5%	$(0.39)	-48.1%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	62,037,884	62,521,684	63,424,219

Diluted	62,264,983	62,730,157	63,616,767

Period end shares outstanding	61,648,679	62,461,832	63,424,526

(1) During the second quarter of 2021, Trustmark reclassified its credit loss expense related to off-balance sheet credit exposures from noninterest expense to provision for credit losses, off-balance sheet credit exposures.  Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2021	9/30/2021	12/31/2020	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$8,182	$9,223	$9,221	$(1,041)	-11.3%	$(1,039)	-11.3%
Florida	313	381	572	(68)	-17.8%	(259)	-45.3%
Mississippi (2)	21,636	22,898	35,015	(1,262)	-5.5%	(13,379)	-38.2%
Tennessee (3)	10,501	10,356	12,572	145	1.4%	(2,071)	-16.5%
Texas	22,066	23,382	5,748	(1,316)	-5.6%	16,318	n/m
Total nonaccrual LHFI	62,698	66,240	63,128	(3,542)	-5.3%	(430)	-0.7%
Other real estate
Alabama	—	613	3,271	(613)	-100.0%	(3,271)	-100.0%
Florida	—	—	—	—	n/m	—	n/m
Mississippi (2)	4,557	5,600	8,330	(1,043)	-18.6%	(3,773)	-45.3%
Tennessee (3)	—	—	50	—	n/m	(50)	-100.0%
Texas	—	—	—	—	n/m	—	n/m
Total other real estate	4,557	6,213	11,651	(1,656)	-26.7%	(7,094)	-60.9%
Total nonperforming assets	$67,255	$72,453	$74,779	$(5,198)	-7.2%	$(7,524)	-10.1%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,114	$625	$1,576	$1,489	n/m	$538	34.1%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$69,894	$75,091	$119,409	$(5,197)	-6.9%	$(49,515)	-41.5%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	12/31/2021	9/30/2021	12/31/2020	$ Change	% Change	$ Change	% Change
Beginning Balance	$104,073	$104,032	$122,010	$41	0.0%	$(17,937)	-14.7%
CECL adoption adjustments:
LHFI	—	—	—	—	n/m	—	n/m
Acquired loan transfers	—	—	—	—	n/m	—	n/m
Provision for credit losses, LHFI	(4,515)	(2,492)	(4,413)	(2,023)	-81.2%	(102)	-2.3%
Charge-offs	(2,616)	(1,586)	(2,797)	(1,030)	-64.9%	181	6.5%
Recoveries	2,515	4,119	2,506	(1,604)	-38.9%	9	0.4%
Net (charge-offs) recoveries	(101)	2,533	(291)	(2,634)	n/m	190	-65.3%
Ending Balance	$99,457	$104,073	$117,306	$(4,616)	-4.4%	$(17,849)	-15.2%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$747	$247	$(1,011)	$500	n/m	$1,758	n/m
Florida	(32)	356	66	(388)	n/m	(98)	n/m
Mississippi (2)	(683)	1,436	332	(2,119)	n/m	(1,015)	n/m
Tennessee (3)	(130)	(8)	303	(122)	n/m	(433)	n/m
Texas	(3)	502	19	(505)	n/m	(22)	n/m
Total net (charge-offs) recoveries	$(101)	$2,533	$(291)	$(2,634)	n/m	$190	65.3%

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Securities AFS-taxable	$3,156,740	$2,686,765	$2,339,662	$2,098,089	$1,902,162	$2,573,533	$1,776,555
Securities AFS-nontaxable	5,143	5,159	5,174	5,190	5,206	5,166	10,737
Securities HTM-taxable	364,038	401,685	441,688	489,260	550,563	423,763	626,983
Securities HTM-nontaxable	7,618	8,641	10,958	24,070	24,752	12,765	25,366
Total securities	3,533,539	3,102,250	2,797,482	2,616,609	2,482,683	3,015,227	2,439,641
PPP loans	42,749	122,176	648,222	598,139	875,098	350,668	646,680
Loans (includes loans held for sale)	10,487,679	10,389,826	10,315,927	10,316,319	10,231,671	10,377,941	9,996,192
Fed funds sold and reverse repurchases	58	69	55	136	303	79	221
Other earning assets	1,839,498	2,038,515	1,750,385	1,667,906	860,540	1,825,134	657,096
Total earning assets	15,903,523	15,652,836	15,512,071	15,199,109	14,450,295	15,569,049	13,739,830
ACL LHFI	(104,148)	(104,857)	(112,346)	(119,557)	(124,088)	(110,170)	(108,567)
Other assets	1,570,501	1,602,611	1,622,388	1,601,250	1,620,694	1,599,114	1,592,393
Total assets	$17,369,876	$17,150,590	$17,022,113	$16,680,802	$15,946,901	$17,057,993	$15,223,656

Interest-bearing demand deposits	$4,353,599	$4,224,717	$4,056,910	$3,743,651	$3,649,590	$4,096,746	$3,584,249
Savings deposits	4,585,624	4,617,683	4,627,180	4,659,037	4,350,783	4,622,167	4,149,860
Time deposits	1,220,083	1,258,829	1,301,896	1,371,830	1,436,677	1,287,663	1,534,673
Total interest-bearing deposits	10,159,306	10,101,229	9,985,986	9,774,518	9,437,050	10,006,576	9,268,782
Fed funds purchased and repurchases	201,856	147,635	174,620	166,909	170,474	172,782	151,805
Other borrowings	94,328	109,735	132,199	166,926	173,525	125,554	133,602
Subordinated notes	123,007	122,951	122,897	122,875	42,828	122,933	10,766
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,640,353	10,543,406	10,477,558	10,293,084	9,885,733	10,489,701	9,626,811
Noninterest-bearing deposits	4,679,951	4,566,924	4,512,268	4,363,559	4,100,849	4,531,642	3,646,860
Other liabilities	291,449	257,956	251,582	264,808	235,284	266,499	268,398
Total liabilities	15,611,753	15,368,286	15,241,408	14,921,451	14,221,866	15,287,842	13,542,069
Shareholders' equity	1,758,123	1,782,304	1,780,705	1,759,351	1,725,035	1,770,151	1,681,587
Total liabilities and equity	$17,369,876	$17,150,590	$17,022,113	$16,680,802	$15,946,901	$17,057,993	$15,223,656

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Cash and due from banks	$2,266,829	$2,175,058	$2,267,224	$1,774,541	$1,952,504
Fed funds sold and reverse repurchases	—	—	—	—	50
Securities available for sale	3,238,877	3,057,605	2,548,739	2,337,676	1,991,815
Securities held to maturity	342,537	394,905	433,012	493,738	538,072
PPP loans	33,336	46,486	166,119	679,725	610,134
LHFS	275,706	335,339	332,132	412,999	446,951
LHFI	10,247,829	10,174,899	10,152,869	9,983,704	9,824,524
ACL LHFI	(99,457)	(104,073)	(104,032)	(109,191)	(117,306)
Net LHFI	10,148,372	10,070,826	10,048,837	9,874,513	9,707,218
Premises and equipment, net	205,644	201,937	200,970	199,098	194,278
Mortgage servicing rights	87,687	84,101	80,764	83,035	66,464
Goodwill	384,237	384,237	384,237	384,237	385,270
Identifiable intangible assets	5,074	5,621	6,170	6,724	7,390
Other real estate	4,557	6,213	9,439	10,651	11,651
Operating lease right-of-use assets	34,603	34,689	33,201	33,704	30,901
Other assets	568,177	567,627	587,288	587,672	609,142
Total assets	$17,595,636	$17,364,644	$17,098,132	$16,878,313	$16,551,840

Deposits:
Noninterest-bearing	$4,771,065	$4,987,885	$4,446,991	$4,705,991	$4,349,010
Interest-bearing	10,316,095	9,934,954	10,185,093	9,677,449	9,699,754
Total deposits	15,087,160	14,922,839	14,632,084	14,383,440	14,048,764
Fed funds purchased and repurchases	238,577	146,417	157,176	160,991	164,519
Other borrowings	91,025	94,889	117,223	145,994	168,252
Subordinated notes	123,042	122,987	122,932	122,877	122,921
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	35,623	32,684	33,733	29,205	38,572
Operating lease liabilities	36,468	36,531	34,959	35,389	32,290
Other liabilities	180,574	177,494	158,860	178,856	173,549
Total liabilities	15,854,325	15,595,697	15,318,823	15,118,608	14,810,723
Common stock	12,845	13,014	13,079	13,209	13,215
Capital surplus	175,913	201,837	210,420	229,892	233,120
Retained earnings	1,585,113	1,573,176	1,566,451	1,533,110	1,495,833
Accumulated other comprehensive income (loss), net of tax	(32,560)	(19,080)	(10,641)	(16,506)	(1,051)
Total shareholders' equity	1,741,311	1,768,947	1,779,309	1,759,705	1,741,117
Total liabilities and equity	$17,595,636	$17,364,644	$17,098,132	$16,878,313	$16,551,840

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Interest and fees on LHFS & LHFI-FTE	$94,137	$94,101	$93,698	$93,394	$96,453	$375,330	$402,539
Interest and fees on PPP loans	397	1,533	25,555	9,241	14,870	36,726	26,643
Interest on securities-taxable	10,796	9,973	8,991	8,938	9,998	38,698	48,250
Interest on securities-tax exempt-FTE	123	132	149	290	293	694	1,366
Interest on fed funds sold and reverse repurchases	—	—	—	—	—	—	1
Other interest income	826	949	489	503	249	2,767	1,559
Total interest income-FTE	106,279	106,688	128,882	112,366	121,863	454,215	480,358
Interest on deposits	3,401	3,691	4,630	5,223	6,363	16,945	37,487
Interest on fed funds purchased and repurchases	66	51	59	56	56	232	755
Other interest expense	1,580	1,733	1,813	1,857	1,127	6,983	3,556
Total interest expense	5,047	5,475	6,502	7,136	7,546	24,160	41,798
Net interest income-FTE	101,232	101,213	122,380	105,230	114,317	430,055	438,560
Provision for credit losses, LHFI	(4,515)	(2,492)	(3,991)	(10,501)	(4,413)	(21,499)	36,113
Provision for credit losses, off-balance sheet credit exposures (1)	2,939	(1,049)	4,528	(9,367)	(1,087)	(2,949)	8,934
Net interest income after provision-FTE	102,808	104,754	121,843	125,098	119,817	454,503	393,513
Service charges on deposit accounts	9,366	8,911	7,613	7,356	8,283	33,246	32,289
Bank card and other fees	8,340	8,549	8,301	9,472	9,107	34,662	31,022
Mortgage banking, net	11,609	14,004	17,333	20,804	28,155	63,750	125,822
Insurance commissions	11,716	12,133	12,217	12,445	10,196	48,511	45,176
Wealth management	8,757	9,071	8,946	8,416	7,838	35,190	31,625
Other, net	979	1,481	2,001	2,090	2,538	6,551	8,659
Total noninterest income	50,767	54,149	56,411	60,583	66,117	221,910	274,593
Salaries and employee benefits	68,258	74,623	70,115	71,162	69,660	284,158	272,257
Services and fees	22,904	22,306	21,769	22,484	22,327	89,463	83,816
Net occupancy-premises	6,816	6,854	6,578	6,795	6,616	27,043	26,489
Equipment expense	6,585	5,941	5,567	6,244	6,213	24,337	23,277
Other real estate expense, net	336	1,357	1,511	324	(812)	3,528	1,956
Other expense	14,570	18,519	13,139	14,539	15,890	60,767	58,506
Total noninterest expense	119,469	129,600	118,679	121,548	119,894	489,296	466,301
Income before income taxes and tax eq adj	34,106	29,303	59,575	64,133	66,040	187,117	201,805
Tax equivalent adjustment	2,906	2,947	2,957	2,894	2,939	11,704	12,023
Income before income taxes	31,200	26,356	56,618	61,239	63,101	175,413	189,782
Income taxes	4,978	5,156	8,637	9,277	11,884	28,048	29,757
Net income	$26,222	$21,200	$47,981	$51,962	$51,217	$147,365	$160,025

Per share data
Earnings per share - basic	$0.42	$0.34	$0.76	$0.82	$0.81	$2.35	$2.52

Earnings per share - diluted	$0.42	$0.34	$0.76	$0.82	$0.81	$2.34	$2.51

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	62,037,884	62,521,684	63,214,593	63,395,911	63,424,219	62,788,055	63,504,516

Diluted	62,264,983	62,730,157	63,409,683	63,562,503	63,616,767	62,973,464	63,645,599

Period end shares outstanding	61,648,679	62,461,832	62,773,226	63,394,522	63,424,526	61,648,679	63,424,526

(1) During the second quarter of 2021, Trustmark reclassified its credit loss expense related to off-balance sheet credit exposures from noninterest expense to provision for credit losses, off-balance sheet credit exposures.  Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Nonaccrual LHFI
Alabama	$8,182	$9,223	$8,952	$9,161	$9,221
Florida	313	381	467	607	572
Mississippi (2)	21,636	22,898	23,422	35,534	35,015
Tennessee (3)	10,501	10,356	10,751	12,451	12,572
Texas	22,066	23,382	7,856	5,761	5,748
Total nonaccrual LHFI	62,698	66,240	51,448	63,514	63,128
Other real estate
Alabama	—	613	2,830	3,085	3,271
Florida	—	—	—	—	—
Mississippi (2)	4,557	5,600	6,550	7,566	8,330
Tennessee (3)	—	—	59	—	50
Texas	—	—	—	—	—
Total other real estate	4,557	6,213	9,439	10,651	11,651
Total nonperforming assets	$67,255	$72,453	$60,887	$74,165	$74,779

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,114	$625	$423	$2,593	$1,576

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$69,894	$75,091	$81,538	$109,566	$119,409

	Quarter Ended					Year Ended
ACL LHFI (1)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Beginning Balance	$104,073	$104,032	$109,191	$117,306	$122,010	$117,306	$84,277
CECL adoption adjustments:
LHFI	—	—	—	—	—	—	(3,039)
Acquired loan transfers	—	—	—	—	—	—	1,822
Provision for credit losses, LHFI	(4,515)	(2,492)	(3,991)	(10,501)	(4,413)	(21,499)	36,113
Charge-offs	(2,616)	(1,586)	(4,828)	(1,245)	(2,797)	(10,275)	(11,475)
Recoveries	2,515	4,119	3,660	3,631	2,506	13,925	9,608
Net (charge-offs) recoveries	(101)	2,533	(1,168)	2,386	(291)	3,650	(1,867)
Ending Balance	$99,457	$104,073	$104,032	$109,191	$117,306	$99,457	$117,306

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$747	$247	$203	$102	$(1,011)	$1,299	$(1,448)
Florida	(32)	356	167	30	66	521	390
Mississippi (2)	(683)	1,436	(3,071)	2,207	332	(111)	814
Tennessee (3)	(130)	(8)	1,031	47	303	940	(1,775)
Texas	(3)	502	502	—	19	1,001	152
Total net (charge-offs) recoveries	$(101)	$2,533	$(1,168)	$2,386	$(291)	$3,650	$(1,867)

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2021
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Return on average equity	5.92%	4.72%	10.81%	11.98%	11.81%	8.32%	9.52%
Return on average tangible equity	7.72%	6.16%	13.96%	15.56%	15.47%	10.81%	12.58%
Return on average assets	0.60%	0.49%	1.13%	1.26%	1.28%	0.86%	1.05%
Interest margin - Yield - FTE	2.65%	2.70%	3.33%	3.00%	3.35%	2.92%	3.50%
Interest margin - Cost	0.13%	0.14%	0.17%	0.19%	0.21%	0.16%	0.30%
Net interest margin - FTE	2.53%	2.57%	3.16%	2.81%	3.15%	2.76%	3.19%
Efficiency ratio (1)	76.52%	74.10%	64.31%	71.84%	65.59%	71.41%	63.35%
Full-time equivalent employees	2,692	2,680	2,772	2,793	2,797

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.00%	-0.10%	0.05%	-0.09%	0.01%	-0.04%	0.02%
Provision for credit losses, LHFI / average loans	-0.17%	-0.10%	-0.16%	-0.41%	-0.17%	-0.21%	0.36%
Nonaccrual LHFI / (LHFI + LHFS)	0.60%	0.63%	0.49%	0.61%	0.61%
Nonperforming assets / (LHFI + LHFS)	0.64%	0.69%	0.58%	0.71%	0.73%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.64%	0.69%	0.58%	0.71%	0.73%
ACL LHFI / LHFI	0.97%	1.02%	1.02%	1.09%	1.19%
ACL LHFI-commercial / commercial LHFI	1.00%	1.05%	1.04%	1.13%	1.20%
ACL LHFI-consumer / consumer and home mortgage LHFI	0.87%	0.91%	0.98%	0.95%	1.16%
ACL LHFI / nonaccrual LHFI	158.63%	157.11%	202.21%	171.92%	185.82%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	500.85%	520.77%	537.35%	437.08%	572.69%

CAPITAL RATIOS
Total equity / total assets	9.90%	10.19%	10.41%	10.43%	10.52%
Tangible equity / tangible assets	7.86%	8.12%	8.31%	8.30%	8.34%
Tangible equity / risk-weighted assets	10.71%	11.19%	11.33%	11.23%	11.22%
Tier 1 leverage ratio	8.73%	8.92%	9.00%	9.11%	9.33%
Common equity tier 1 capital ratio	11.29%	11.68%	11.76%	11.71%	11.62%
Tier 1 risk-based capital ratio	11.77%	12.17%	12.25%	12.20%	12.11%
Total risk-based capital ratio	13.55%	14.01%	14.10%	14.07%	14.12%

STOCK PERFORMANCE
Market value-Close	$32.46	$32.22	$30.80	$33.66	$27.31
Book value	$28.25	$28.32	$28.35	$27.76	$27.45
Tangible book value	$21.93	$22.08	$22.13	$21.59	$21.26

(1) See Note 10 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 1 – Regulatory Matters

On October 22, 2021, Trustmark Corporation’s subsidiary, Trustmark National  Bank  (“TNB”), issued a press release announcing that it entered into a consent order with the Office of the Comptroller of the Currency (“OCC”) and a separate consent order jointly with the U.S. Department of Justice (“DOJ”) and the Consumer Financial Protection Bureau (“CFPB”), to resolve allegations that TNB previously violated the Fair Housing Act (the “FHA”), the Equal Credit Opportunity Act (the “ECOA”) and the Consumer Financial Protection Act within the Memphis metropolitan statistical area (the “Memphis MSA”).

Under the DOJ and CFPB’s joint consent order, TNB paid a civil money penalty totaling $5.0 million, of which $4.0 million satisfied the OCC’s civil money penalty as set forth in the OCC’s consent order; the remaining $1.0 million was paid to the CFPB.  The joint consent order also requires TNB, among other things, to implement a mutually agreed-upon Fair Lending Plan, invest $3.85 million over five years in a loan subsidy fund to increase credit opportunities to residents of majority-Black and Hispanic neighborhoods, and devote a minimum of $400 thousand over five years toward community development partnership contributions and $200 thousand per year over five years toward advertising, community outreach, and credit repair and education in TNB’s Memphis lending area (defined in the consent order as consisting of Shelby County and Fayette County in Tennessee and DeSoto County in Mississippi). TNB will also open one new mortgage loan production office to serve the credit needs of residents in a majority-Black and Hispanic neighborhood in TNB’s Memphis lending area. In addition, TNB will continue to maintain its full-time Community Lending Manager position and its full-time Community Development Manager position, which are both focused on the Memphis MSA.

The joint consent order has been approved by the United States District Court for the Western District of Tennessee.

Note 2 - Paycheck Protection Program

On June 30, 2021, Trustmark announced the sale of substantially all PPP loans originated in 2021 by its wholly owned subsidiary, TNB, to The Loan Source, Inc. (Loan Source), a firm with significant expertise in PPP loans. As a result of this transaction, Loan Source will assume responsibility for the servicing and forgiveness process for the loans it has acquired from Trustmark. This transaction will allow Trustmark to focus on more traditional lending efforts and increase its ability to provide customers with financial services in an improving economic environment.

Trustmark accelerated the recognition of unamortized PPP loan origination fees, net of cost, of approximately $18.6 million, in the second quarter of 2021 due to the sale of approximately $354.2 million in PPP loans. This revenue is substantially the same as Trustmark would expect to recognize upon the maturity or forgiveness of the PPP loans being sold in this transaction, and thus this transaction serves to accelerate revenue anticipated in future periods into the second quarter.

At December 31, 2021, Trustmark had PPP loans outstanding that totaled $33.3 million (net of $500 thousand of deferred fees and costs) under the CARES Act.  Due to the amount and nature of the PPP loans, these loans were not included in the LHFI portfolio and are presented separately in the accompanying consolidated balance sheets. The PPP loans are fully guaranteed by the Small Business Administration; therefore, no ACL was estimated for these loans.

Note 3 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$344,640	$278,615	$30,025	$—	$—
U.S. Government agency obligations	13,727	14,979	16,023	17,349	18,041
Obligations of states and political subdivisions	5,714	5,734	5,807	5,798	5,835
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	39,573	43,860	48,445	52,406	56,862
Issued by FNMA and FHLMC	2,218,429	2,187,412	1,983,783	1,749,144	1,441,321
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	196,690	236,885	283,988	345,869	419,437
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	420,104	290,120	180,668	167,110	50,319
Total securities available for sale	$3,238,877	$3,057,605	$2,548,739	$2,337,676	$1,991,815

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$7,328	$10,683	$12,994	$26,554	$26,584
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	5,005	5,912	6,249	7,268	7,598
Issued by FNMA and FHLMC	43,444	48,554	53,406	61,855	67,944
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	241,934	264,638	291,477	324,360	360,361
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	44,826	65,118	68,886	73,701	75,585
Total securities held to maturity	$342,537	$394,905	$433,012	$493,738	$538,072

At December 31, 2021, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $6.3 million ($4.7 million, net of tax).

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 3 - Securities Available for Sale and Held to Maturity (continued)

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.7% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Loans secured by real estate:
Construction, land development and other land loans	$1,308,781	$1,286,613	$1,360,302	$1,342,088	$1,309,039
Secured by 1-4 family residential properties	1,977,993	1,891,292	1,810,396	1,742,782	1,741,132
Secured by nonfarm, nonresidential properties	2,977,084	2,924,953	2,819,662	2,799,195	2,709,026
Other real estate secured	726,043	986,163	1,078,622	1,135,005	1,065,964
Commercial and industrial loans	1,414,279	1,327,211	1,326,605	1,323,277	1,309,078
Consumer loans	159,472	157,963	153,519	153,267	161,174
State and other political subdivision loans	1,146,251	1,125,186	1,136,764	1,036,694	1,000,776
Other loans	537,926	475,518	466,999	451,396	528,335
LHFI	10,247,829	10,174,899	10,152,869	9,983,704	9,824,524
ACL LHFI	(99,457)	(104,073)	(104,032)	(109,191)	(117,306)
Net LHFI	$10,148,372	$10,070,826	$10,048,837	$9,874,513	$9,707,218
The following table presents the LHFI composition by region at December 31, 2021 and reflects each region’s diversified mix of loans:

	December 31, 2021
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,308,781	$522,231	$49,383	$411,607	$48,328	$277,232
Secured by 1-4 family residential properties	1,977,993	114,068	41,473	1,738,583	67,601	16,268
Secured by nonfarm, nonresidential properties	2,977,084	890,055	252,656	1,137,039	170,318	527,016
Other real estate secured	726,043	147,430	6,765	280,122	19,887	271,839
Commercial and industrial loans	1,414,279	279,151	24,099	516,122	349,385	245,522
Consumer loans	159,472	23,850	8,176	101,701	18,129	7,616
State and other political subdivision loans	1,146,251	98,215	72,146	728,509	34,542	212,839
Other loans	537,926	76,612	11,697	355,863	43,004	50,750
Loans	$10,247,829	$2,151,612	$466,395	$5,269,546	$751,194	$1,609,082

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$62,841	$25,827	$8,399	$17,845	$3,210	$7,560
Development	139,708	59,615	584	44,593	11,862	23,054
Unimproved land	101,591	26,016	12,495	31,167	10,976	20,937
1-4 family construction	292,828	140,905	20,388	78,164	21,123	32,248
Other construction	711,813	269,868	7,517	239,838	1,157	193,433
Construction, land development and other land loans	$1,308,781	$522,231	$49,383	$411,607	$48,328	$277,232

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

	December 31, 2021
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$351,822	$140,054	$29,586	$97,103	$18,777	$66,302
Office	208,835	68,067	22,626	66,799	12,786	38,557
Hotel/motel	348,090	176,327	78,408	46,886	32,204	14,265
Mini-storage	153,938	22,414	2,144	100,029	697	28,654
Industrial	346,096	134,279	20,581	86,613	135	104,488
Health care	63,746	32,230	1,101	27,766	364	2,285
Convenience stores	22,634	8,114	677	3,748	1,167	8,928
Nursing homes/senior living	197,677	86,868	—	84,540	6,269	20,000
Other	78,940	17,509	7,239	32,015	11,729	10,448
Total non-owner occupied loans	1,771,778	685,862	162,362	545,499	84,128	293,927

Owner-occupied:
Office	170,438	37,572	42,913	48,923	13,091	27,939
Churches	83,375	18,657	5,937	47,019	9,172	2,590
Industrial warehouses	182,126	21,647	2,678	48,118	18,562	91,121
Health care	141,427	11,854	6,809	105,842	2,276	14,646
Convenience stores	130,948	15,255	13,244	68,673	466	33,310
Retail	65,269	12,420	10,992	20,476	8,818	12,563
Restaurants	54,978	2,877	4,484	30,894	12,735	3,988
Auto dealerships	53,710	6,090	256	27,489	19,875	—
Nursing homes/senior living	197,232	71,639	—	125,593	—	—
Other	125,803	6,182	2,981	68,513	1,195	46,932
Total owner-occupied loans	1,205,306	204,193	90,294	591,540	86,190	233,089
Loans secured by nonfarm, nonresidential properties	$2,977,084	$890,055	$252,656	$1,137,039	$170,318	$527,016

Note 5 – Subordinated Notes

During the fourth quarter of 2020, Trustmark agreed to issue and sell $125.0 million aggregate principal amount of its 3.625% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2030. At December 31, 2021, the carrying amount of the Notes was $123.0 million. The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TNB. From the date of issuance until November 30, 2025, the Notes bear interest at a fixed rate of 3.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year. Beginning December 1, 2025, the Notes will bear interest at a floating rate per year equal to the Benchmark rate, which is the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 338.7 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. The Notes qualify as Tier 2 capital for Trustmark.  The Notes may be redeemed at Trustmark’s option under certain circumstances. Trustmark intends to use the net proceeds for general corporate purposes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 6 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Securities – taxable	1.22%	1.28%	1.30%	1.40%	1.62%	1.29%	2.01%
Securities – nontaxable	3.82%	3.79%	3.70%	4.02%	3.89%	3.87%	3.78%
Securities – total	1.23%	1.29%	1.31%	1.43%	1.65%	1.31%	2.03%
PPP loans	3.68%	4.98%	15.81%	6.27%	6.76%	10.47%	4.12%
Loans - LHFI & LHFS	3.56%	3.59%	3.64%	3.67%	3.75%	3.62%	4.03%
Loans - total	3.56%	3.61%	4.36%	3.81%	3.99%	3.84%	4.03%
Fed funds sold & reverse repurchases	—	—	—	—	—	—	0.45%
Other earning assets	0.18%	0.18%	0.11%	0.12%	0.12%	0.15%	0.24%
Total earning assets	2.65%	2.70%	3.33%	3.00%	3.35%	2.92%	3.50%

Interest-bearing deposits	0.13%	0.14%	0.19%	0.22%	0.27%	0.17%	0.40%
Fed funds purchased & repurchases	0.13%	0.14%	0.14%	0.14%	0.13%	0.13%	0.50%
Other borrowings	2.25%	2.33%	2.29%	2.14%	1.61%	2.25%	1.72%
Total interest-bearing liabilities	0.19%	0.21%	0.25%	0.28%	0.30%	0.23%	0.43%

Net interest margin	2.53%	2.57%	3.16%	2.81%	3.15%	2.76%	3.19%
Net interest margin excluding PPP loans and the FRB balance	2.82%	2.90%	2.94%	2.99%	3.09%	2.91%	3.29%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At December 31, 2021 and September 30, 2021, the average FRB balance totaled $1.787 billion and $1.996 billion, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 2.82% for the fourth quarter of 2021, a decrease of 8 basis points when compared to the third quarter of 2021.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Note 7 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $778 thousand during the fourth quarter of 2021.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 7 – Mortgage Banking (continued)

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Mortgage servicing income, net	$6,571	$6,406	$6,318	$6,181	$6,227	$25,476	$23,681
Change in fair value-MSR from runoff	(4,745)	(5,283)	(5,029)	(5,103)	(5,177)	(20,160)	(16,588)
Gain on sales of loans, net	9,005	12,737	14,778	19,456	28,014	55,976	110,903
Mortgage banking income before hedge ineffectiveness	10,831	13,860	16,067	20,534	29,064	61,292	117,996
Change in fair value-MSR from market changes	2,221	1,806	(4,465)	13,696	951	13,258	(26,147)
Change in fair value of derivatives	(1,443)	(1,662)	5,731	(13,426)	(1,860)	(10,800)	33,973
Net positive (negative) hedge ineffectiveness	778	144	1,266	270	(909)	2,458	7,826
Mortgage banking, net	$11,609	$14,004	$17,333	$20,804	$28,155	$63,750	$125,822

Note 8 – Salaries and Employee Benefit Plans

Early Retirement Program

In June 2021, Trustmark announced a voluntary early retirement program.  In general, associates who were eligible to participate had to be at least 60 years of age with five or more years of continuous service. The cost of this program is reflected in a one-time charge of approximately $5.7 million (salaries and benefits of $5.6 million and other miscellaneous expense of $89 thousand; or $0.07 per diluted share net of tax) in Trustmark’s third quarter of 2021 earnings. The salary and employee benefits expense savings that resulted from the implementation of the early retirement program was approximately $1.3 million ($0.02 per diluted share net of tax) for 2021 and expected to be $4.3 million ($0.05 per diluted share net of tax) for the year ended 2022.

Note 9 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Partnership amortization for tax credit purposes	$(2,455)	$(2,045)	$(1,989)	$(1,522)	$(1,877)	$(8,011)	$(5,700)
Increase in life insurance cash surrender value	1,675	1,663	1,653	1,639	1,708	6,630	6,881
Other miscellaneous income	1,759	1,863	2,337	1,973	2,707	7,932	7,478
Total other, net	$979	$1,481	$2,001	$2,090	$2,538	$6,551	$8,659

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
Loan expense	$3,221	$4,022	$3,738	$4,167	$4,243	$15,148	$15,177
Amortization of intangibles	548	549	553	666	752	2,316	3,052
FDIC assessment expense	1,475	1,275	1,225	1,540	1,500	5,515	6,090
Regulatory settlement charge	—	5,000	—	—	—	5,000	—
Other miscellaneous expense	9,326	7,673	7,623	8,166	9,395	32,788	34,187
Total other expense	$14,570	$18,519	$13,139	$14,539	$15,890	$60,767	$58,506

During the third quarter of 2021, other expense included a charge of $5.0 million to resolve allegations by regulatory authorities regarding fair lending matters.  See Note 1 – Regulatory Matters for further details.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 10 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands except per share data)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,758,123	$1,782,304	$1,780,705	$1,759,351	$1,725,035	$1,770,151	$1,681,587
Less: Goodwill		(384,237)	(384,237)	(384,237)	(385,155)	(385,270)	(384,463)	(383,582)
Identifiable intangible assets		(5,382)	(5,899)	(6,442)	(7,118)	(7,803)	(6,205)	(8,060)
Total average tangible equity		$1,368,504	$1,392,168	$1,390,026	$1,367,078	$1,331,962	$1,379,483	$1,289,945

PERIOD END BALANCES
Total shareholders' equity		$1,741,311	$1,768,947	$1,779,309	$1,759,705	$1,741,117
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(385,270)
Identifiable intangible assets		(5,074)	(5,621)	(6,170)	(6,724)	(7,390)
Total tangible equity	(a)	$1,352,000	$1,379,089	$1,388,902	$1,368,744	$1,348,457

TANGIBLE ASSETS
Total assets		$17,595,636	$17,364,644	$17,098,132	$16,878,313	$16,551,840
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(385,270)
Identifiable intangible assets		(5,074)	(5,621)	(6,170)	(6,724)	(7,390)
Total tangible assets	(b)	$17,206,325	$16,974,786	$16,707,725	$16,487,352	$16,159,180
Risk-weighted assets	(c)	$12,623,630	$12,324,254	$12,256,492	$12,188,988	$12,017,378

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$26,222	$21,200	$47,981	$51,962	$51,217	$147,365	$160,025
Plus: Intangible amortization net of tax		411	412	415	500	564	1,738	2,289
Net income adjusted for intangible amortization		$26,633	$21,612	$48,396	$52,462	$51,781	$149,103	$162,314
Period end common shares outstanding	(d)	61,648,679	62,461,832	62,773,226	63,394,522	63,424,526

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		7.72%	6.16%	13.96%	15.56%	15.47%	10.81%	12.58%
Tangible equity/tangible assets	(a)/(b)	7.86%	8.12%	8.31%	8.30%	8.34%
Tangible equity/risk-weighted assets	(a)/(c)	10.71%	11.19%	11.33%	11.23%	11.22%
Tangible book value	(a)/(d)*1,000	$21.93	$22.08	$22.13	$21.59	$21.26

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,741,311	$1,768,947	$1,779,309	$1,759,705	$1,741,117
CECL transition adjustment		26,000	26,419	26,671	26,829	31,199
AOCI-related adjustments		32,560	19,080	10,641	16,506	1,051
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,252)	(370,264)	(370,276)	(370,288)	(371,333)
Other adjustments and deductions for CET1 (2)		(4,392)	(4,817)	(5,243)	(5,675)	(6,190)
CET1 capital	(e)	1,425,227	1,439,365	1,441,102	1,427,077	1,395,844
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,485,227	$1,499,365	$1,501,102	$1,487,077	$1,455,844

Common equity tier 1 capital ratio	(e)/(c)	11.29%	11.68%	11.76%	11.71%	11.62%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands except per share data)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Year Ended
			12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020

	Net interest income (GAAP)		$98,326	$98,266	$119,423	$102,336	$111,378	$418,351	$426,537
	Noninterest income (GAAP)		50,767	54,149	56,411	60,583	66,117	221,910	274,593
	Pre-provision revenue	(a)	$149,093	$152,415	$175,834	$162,919	$177,495	$640,261	$701,130

	Noninterest expense (GAAP)		$119,469	$129,600	$118,679	$121,548	$119,894	$489,296	$466,301
Less:	Voluntary early retirement program		—	(5,700)	—	—	—	(5,700)	(4,375)
	Regulatory settlement charge		—	(5,000)	—	—	—	(5,000)	—
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$119,469	$118,900	$118,679	$121,548	$119,894	$478,596	$461,926

	PPNR (Non-GAAP)	(a)-(b)	$29,624	$33,515	$57,155	$41,371	$57,601	$161,665	$239,204

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Year Ended
	12/31/2021		12/31/2020		12/31/2021		12/31/2020
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (GAAP)	$26,222	$0.42	$51,217	$0.81	$147,365	$2.34	$160,025	$2.51

Significant non-routine transactions (net of taxes):
Voluntary early retirement program	—	—	—	—	4,275	0.07	3,281	0.05
Regulatory settlement charge (not tax deductible)	—	—	—	—	5,000	0.08	—	—
Net income adjusted for significant non-routine transactions (Non-GAAP)	$26,222	$0.42	$51,217	$0.81	$156,640	$2.49	$163,306	$2.56

	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)
Return on average equity	5.92%	n/a	11.81%	n/a	8.32%	8.83%	9.52%	9.69%
Return on average tangible equity	7.72%	n/a	15.47%	n/a	10.81%	11.45%	12.58%	12.81%
Return on average assets	0.60%	n/a	1.28%	n/a	0.86%	0.92%	1.05%	1.07%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2021
($ in thousands)
(unaudited)

Note 10 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Year Ended
			12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	12/31/2021	12/31/2020

Total noninterest expense (GAAP)			$119,469	$129,600	$118,679	$121,548	$119,894	489,296	$466,301
Less:	Other real estate expense, net		(336)	(1,357)	(1,511)	(324)	812	(3,528)	(1,956)
Amortization of intangibles			(548)	(549)	(553)	(666)	(752)	(2,316)	(3,052)
Charitable contributions resulting in state tax credits			(391)	(350)	(355)	(350)	(375)	(1,446)	(1,500)
Voluntary early retirement program			—	(5,700)	—	—	—	(5,700)	(4,375)
	Regulatory settlement charge		—	(5,000)	—	—	—	(5,000)	—
Adjusted noninterest expense (Non-GAAP)		(c)	$118,194	$116,644	$116,260	$120,208	$119,579	$471,306	$455,418

Net interest income (GAAP)			$98,326	$98,266	$119,423	$102,336	$111,378	$418,351	$426,537
Add:	Tax equivalent adjustment		2,906	2,947	2,957	2,894	2,939	11,704	12,023
Net interest income-FTE (Non-GAAP)		(a)	$101,232	$101,213	$122,380	$105,230	$114,317	$430,055	$438,560

Noninterest income (GAAP)			$50,767	$54,149	$56,411	$60,583	$66,117	$221,910	$274,593
Add:	Partnership amortization for tax credit purposes		2,455	2,045	1,989	1,522	1,877	8,011	5,700
Adjusted noninterest income (Non-GAAP)		(b)	$53,222	$56,194	$58,400	$62,105	$67,994	$229,921	$280,293

Adjusted revenue (Non-GAAP)		(a)+(b)	$154,454	$157,407	$180,780	$167,335	$182,311	$659,976	$718,853

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	76.52%	74.10%	64.31%	71.84%	65.59%	71.41%	63.35%